Exhibit 99.1

Media Contact: Jon Morgan or Adam Weiner  Investor Contact: Cynthia Jamison
               Kekst and Company                            Cosi, Inc.
               (212) 521-4800                               (847) 597-8801



                     COSI REPORTS THIRD QUARTER 2004 RESULTS

Deerfield, IL, November 9, 2004 - Cosi, Inc. (Nasdaq: COSI) today reported financial results for the third quarter and nine months ended September 27, 2004, and provided updates on its operating targets and business development efforts and plans. Cosi's third quarter 2004 financial results included:

      o A net loss of $4.0 million, or $(0.13) per diluted share for the third quarter of 2004, compared with a net loss of $2.5 million, or $(0.14) per diluted share, in the third quarter of 2003. As described below, third quarter 2004 results included $0.7 million in net non-cash expenses related to the value of Cosi's stock and approximately $1.9 million in one-time cash expenses;

      o Comparable restaurant sales growth of 6.9% over the third quarter of 2003, representing Cosi's 12th consecutive quarter of comparable restaurant sales growth, as measured for restaurants in operation for more than 15 months;

      o Total cost of sales improved by a total of 700 basis points compared with the third quarter of 2003, consisting of improvements of 240 basis points and 460 basis points in, respectively, cost of goods sold and restaurant operating expense as percentages of sales;

      o Higher general and administrative expenses compared with the third quarter of 2003 (which included $0.6 million in one-time severance reserve reversal income) due to $0.9 million in one-time expenses in this year's quarter to support compliance and growth infrastructure development;

      o As previously estimated, a one-time expense of $0.9 million related to transitioning the Company's Support Center to Deerfield; and

      o Cash, cash equivalents and investments of $18.5 million as of September 27, 2004.

Cosi's third quarter 2004 performance included the contribution of six fewer restaurants in operation compared with the same period a year ago.

Results for the three and nine month periods ended September 27, 2004, as compared to the results for the same periods ended September 29, 2003, were:

                                  Three months ended                   Nine months ended
                                  9/27/04              9/29/03         9/27/04             9/29/03

Net sales                         $28.2 million        $27.5 million   $82.1 million       $82.1 million

Cost of goods sold                $7.0 million         $7.5 million    $20.7 million       $23.0 million
Restaurant operating expense      $16.5 million        $17.4 million   $49.7 million       $52.1 million
                                 -----------------------------------------------------------------------
                                  $4.6 million         $2.6 million    $11.7 million       $7.1 million

General & administrative expense  $4.9 million         $3.4 million    $13.2 million       $15.4 million

Cost of goods sold as % of sales  24.9%                27.3%           25.2%               28.0%
Restaurant operating expense as   58.7%                63.3%           60.5%               63.4%
        % of sales

Certain of the above items are rounded.

In the third quarter of 2004, Cosi's earnings before interest, taxes, depreciation and amortization (EBITDA), including non-cash stock compensation income of $0.8 million and the aforementioned approximately $1.9 million in one-time expenses, was approximately $(0.9 million). Adjusted EBITDA, which excludes non-cash stock compensation income, was approximately $(1.7 million). For a discussion of EBITDA and Adjusted EBITDA, see "Information About EBITDA and Adjusted EBITDA," below.

In addition to the non-cash stock compensation income of $0.8 million recorded during the third quarter of 2004, Cosi also recorded a $1.5 million non-cash expense to write down a note receivable from stockholders collateralized by Company stock.

During the third quarter of 2004, Cosi closed two under performing restaurants and recorded $0.4 million in lease termination costs. Subsequent to the quarter's close, Cosi closed one additional restaurant. All of the restaurants identified by the Company in 2003 as potential candidates for closure have been closed.

Business Development Accomplishments

During the third quarter Cosi completed the relocation of its Support Center to Deerfield, Illinois. Cosi earlier this year determined that a new support facility was required to provide a more appropriate infrastructure for executing future restaurant development, oversight and training of franchisees, operators and field partners, and that the Chicago-area location satisfied Cosi's space and accessibility requirements economically while enabling the Company to operate in the hub of the restaurant industry.

In addition, subsequent to the quarter's close, Cosi advanced its three-part strategy for growth -- consisting of company-owned restaurants, franchised restaurants, and partnership restaurants, such as those it is developing within several of the largest Macy's locations -- by:

      o Opening its first six new restaurants within Macy's stores in South Florida, the Atlanta area and Memphis; and

      o Reaching agreement with its first two area developers under its franchising program. The franchisees will open a total of ten restaurants in the northeast and central regions, with the first restaurants to open in the first half of 2005.

At the end of the 2004 third quarter, Cosi operated 85 restaurants. Cosi currently operates 90 restaurants.

Third Quarter Commentary

"I am pleased that we are delivering on our three stated priorities for the second half of 2004: achieving our operating targets for our existing store base, executing our Macy's partnership, and establishing an infrastructure of personnel, training facility and area developers and franchisees to support future growth," said President and Chief Executive Officer Kevin Armstrong.

"Strong quarter over quarter improvement in cost of goods sold and restaurant operating expense continued the trend of the previous three quarters. The 5.5% quarter over quarter growth in same store transaction count - in our twelfth consecutive quarter of same store sales growth -- was a powerful statement by guests about Cosi's brand appeal," Mr. Armstrong continued.

"We are confident that there is a national market opportunity for Cosi, and we believe strongly that the strategies for driving restaurant-level performance that our restaurant partners, field organization and support center professionals have collaborated to develop and refine are now ready to be replicated in new locations. We therefore are fully engaged in executing our three-part growth strategy, with our Macy's pilot program underway, our first area developer commitments in place, and site selection for additional Company-owned restaurants in process," Mr. Armstrong stated.

"We believe that the fast-casual restaurant sector is the fastest growing market in the industry, and that Cosi is positioned to be one of its winners nationally," said Executive Chairman William D. Forrest. "American consumers have demonstrated a distinct trend of rising expectations for food quality and distinctive, sophisticated tastes and experiences, yet they are not willing to sacrifice convenience. We believe Cosi is built for sustained success in the sector because management is comprised of experienced, analytical professionals who understand the operating discipline resident in the quick-service sector and the food innovation found in the casual dining sector."

2004 Expectations

For the full year, Cosi expects to modestly surpass its previously-issued guidance of 4%-5% comparable restaurant sales growth, and to achieve its targets for cost of goods sold and restaurant operating expense of approximately 25% and 59% of sales, respectively. The Company revised its expectation for 2004 general and administrative expense, based upon higher compliance and Federated roll-out costs, to $16.5 million, excluding one-time expenses. The Company stated that it expects Adjusted EBITDA for the fourth quarter of 2004, excluding one-time expenses, to be positive, and that it continues to expect a net loss for 2004 on a full-year basis.

The Company stated that the Macy's pilot program was expanded from ten facilities to eleven, including a beverage kiosk. The Company expects to open three more restaurants within Macy's locations this year, and the final two restaurants in the pilot will open early in 2005.

Cosi continues to expect to have contractual commitments for at least 25 new franchise locations by the end of 2004.

2005 Expectations*

Cosi's operating targets for the full year 2005 include comparable store sales growth between 4% and 5%, cost of goods sold as a percentage of sales of 24%, and restaurant operating expense of approximately 58.5% of sales. The Company will issue guidance for 2005 general and administrative expense in early December.

Consistent with its focus on executing its three-part growth strategy, in 2005 Cosi intends to add approximately 11 Company-owned restaurants and approximately 10 franchised restaurants. With respect to further development of restaurants within Macy's locations, Cosi intends to evaluate the brand and financial performance of the trial restaurants together with Macy's in the first quarter of 2005 and make a determination and announcement concerning plans for 2005 and beyond.

Five-year Growth Targets*

Based on its market analysis, Cosi has developed a five-year growth plan that forecasts development of approximately 485 new Cosi restaurants between 2005 and year-end 2009, consisting of 101 Company-owned locations and 384 franchised locations. Depending upon decisions regarding further Macy's development, these numbers could increase materially.

Teleconference Information

As announced, members of Cosi's senior management team will host a teleconference and webcast at 8:30 a.m. ET on Wednesday, November 10th to discuss these results. To participate in the teleconference, investors and analysts are invited to call 800-510-0219 in the U.S., or 617-614-3451 outside of the U.S., and reference participant code 37248676. The conference call will also be webcast simultaneously by accessing http://www.getcosi.com/about_company.htm.

IMPORTANT: Investors participating in the teleconference are encouraged to access an accompanying slide presentation, which management will reference during the call. This presentation will be available Wednesday morning at http://www.getcosi.com/about_company.htm.

----------------
* Provided existing restaurants continue to meet management's expectations and management successfully completes capital planning.

A replay will be available following the call until 5pm ET on November 17th, 2004. To access the replay, call 888-286-8010 in the U.S., or 617-801-6888 outside of the U.S., and reference the code 73386496.

Information About EBITDA and Adjusted EBITDA

EBITDA, as included herein, is a non-GAAP financial measure that represents earnings before interest, taxes, depreciation and amortization. EBITDA is included in this release as it is a basis upon which we assess our financial performance. The Company uses EBITDA to evaluate its performance, and it believes that the presentation of this non-GAAP financial measure provides useful information to investors regarding the Company's financial condition and results of operations.

Adjusted EBITDA, also included herein, is a non-GAAP financial measure that represents EBITDA adjusted for stock compensation expense or income. In connection with the Company's repricing of certain options in December 2003, the options now require variable accounting in accordance with APB 25. Variable accounting requires the Company to recognize income or expense at the end of each quarter depending on the movement of the Company's stock price compared to the exercise price of the repriced options. Management is unable to predict whether income or expense would result in any such quarter due to the variable accounting treatment. In either case, the income or expense resulting from the variable accounting treatment would be a non-cash item. The Company also amortizes deferred compensation relating to certain shares of restricted stock and such amortization is a component of the Company's stock compensation charge. The Company uses Adjusted EBITDA because, after the adjustment for stock compensation expense or income, the Company can better evaluate operating trends and results of operations of its core, ongoing business. Accordingly, the Company believes that Adjusted EBITDA provides investors with additional information with respect to its overall operating performance and its ability to make capital expenditures and meet working capital requirements.

When taken together, EBITDA, Adjusted EBITDA and related GAAP financial measures
(i) provide a more comprehensive view of the Company's operations and ability to generate cash flow; (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the Company and its results of operations. In addition, management uses EBITDA and Adjusted EBITDA to (i) assist in analyzing the Company's underlying financial performance from period to period; (ii) evaluate the financial performance of its restaurants; (iii) establish criteria for compensation decisions; (iv) analyze and evaluate strategic and operational decisions and (v) understand the Company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions.

EBITDA and Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows from operations, or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles as measures of our profitability or liquidity. EBITDA and Adjusted EBITDA as defined in this release may differ from similarly titled measures presented by other companies.

Reconciliation of EBITDA and Adjusted EBITDA to the most directly comparable GAAP measure for the three months ended September 27, 2004 is set forth below:


                                                           Three Months Ended
                                                           September 27, 2004
                                                         ----------------------
                                                         (dollars in thousands)

Net Loss, as reported above ...........................               $(3,962.8)
Interest Expense ......................................                     2.8
Interest Income .......................................                   (58.4)
Taxes .................................................                      --
Depreciation and Amortization .........................                 1,653.5
Note Writedown ........................................                 1,472.0
Other Income ..........................................                   (11.9)
EBITDA ................................................                 $(904.8)
Stock Compensation Expense (Benefit) ..................                 $(799.8)

Adjusted EBITDA .......................................               $(1,704.6)


About Cosi, Inc.

Cosi (http://www.getcosi.com) is the premium, convenience restaurant that offers breakfast, lunch, afternoon coffee, dinner and dessert menus full of creative, fresh, flavorful foods and beverages. Cosi has developed featured foods that are built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open flame stone hearth ovens prominently located in each of the restaurants.

The Cosi menu features, Cosi sandwiches, freshly tossed salads, Cosi Melts, soups, Cosi bagels, pizzas, S'mores and other desserts, and a wide range of coffee beverages. Cosi restaurants are designed to be welcoming and comfortable with an eclectic environment. Cosi's sights, sounds, and spaces create a tasteful, relaxed place that always provides a fresh and new dining experience.

The Cosi vision is to become America's favorite quality, convenience restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

There are 90 Cosi locations in fourteen states, including Massachusetts, Connecticut, New York, New Jersey, Pennsylvania, Virginia, Maryland, Illinois, Ohio, Michigan, Wisconsin, Florida, Georgia and Tennessee, and the District of Columbia.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," " strive," or similar words, or negatives of these words, identify forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products; fluctuations in our quarterly results; labor shortages or increased labor costs; the rate of our internal growth, and our ability to generate increased revenue from existing restaurants; our ability to effectively manage our business with a reduced general and administrative staff; our ability to incorporate a franchising and area developer model into our strategy; the availability and cost of additional financing, both to fund our existing operations and to grow and open new restaurants; our ability to generate positive cash flow from operations; increased government regulation; changes in consumer preferences and demographic trends; supply and delivery shortages or interruptions; increasing competition in the fast casual dining segment of the restaurant industry; market saturation due to new restaurant openings; expansion into new markets; inadequate protection of our intellectual property; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

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